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EXHIBIT 5.4


                                                                LESCO, INC.
                                                          STATEMENTS OF OPERATION
                                                                (UNAUDITED)

                                                                                                 1997
                                                          --------------------------------------------------------------------------

      (In thousands, except per share data)               1st Quarter     2nd Quarter    Six Months       3rd Quarter   Nine Months
                                                          -----------     -------------------------       -------------------------


Net sales                                                 $  65,267       $ 111,128       $ 176,395       $ 103,244       $ 279,638

Cost of sales                                                43,014          74,332         117,347          69,313         186,661
                                                          ---------       -------------------------       -------------------------

      GROSS PROFIT ON SALES                                  22,253          36,796          59,048          33,931          92,977

Warehouse & delivery expense                                  5,799           7,175          12,974           8,028          21,002
Selling, general & administrative expense                    17,405          18,718          36,122          18,729          54,848
                                                          ---------       -------------------------       -------------------------
                                                             23,204          25,893          49,096          26,757          75,850
                                                          ---------       -------------------------       -------------------------

      (LOSS) INCOME FROM OPERATIONS                            (951)         10,903           9,952           7,174          17,127

Other deductions (income):
      Interest expense                                        1,250           1,075           2,324           1,122           3,446
      Joint venture loss                                          0             345             345             265             610
      Results of joint venture operations                      (547)           (804)         (1,350)         (1,499)         (2,848)
                                                          ---------       -------------------------       -------------------------
                                                                703             616           1,319            (112)          1,208
                                                          ---------       -------------------------       -------------------------

(Loss) Income Before Income Taxes                            (1,654)         10,287           8,633           7,286          15,919

Income tax (benefit) expense                                   (645)          4,012           3,367           2,842           6,209
                                                          ---------       -------------------------       -------------------------


      NET (LOSS) INCOME                                   $  (1,009)      $   6,275       $   5,266       $   4,444       $   9,710
                                                          =========       =========================       =========================



      BASIC (LOSS) EARNINGS PER SHARE                     $   (0.13)      $    0.77       $    0.65       $    0.54       $    1.19
                                                          =========       =========================       =========================

      DILUTED (LOSS) EARNINGS PER SHARE                   $   (0.13)      $    0.74       $    0.63       $    0.51       $    1.14
                                                          =========       =========================       =========================



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